UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  08/16/2005

CAREMARK RX INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-14200

DE	63-1151076
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

211 Commerce Street, Suite 800, Nashville, TN 37201
(Address of Principal Executive Offices, Including Zip Code)

615-743-6600
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As of August 16, 2005, the Board of Directors of Caremark Rx, Inc. (the "Company") appointed Mark S. Weeks, 42, to the position of principal accounting officer of the Company for purposes of filing documents with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934. Mr. Weeks has been Senior Vice President of Finance and Controller of the Company since March 2000. From June 1994 until March 2000, Mr. Weeks was Vice President of Finance and Controller of the Company. Through August 16, 2005, Howard A. McLure was serving in the position of principal accounting officer of the Company. As previously disclosed, Mr. McLure was promoted to the position of Senior Executive Vice President and Chief Operating Officer of the Company as of June 21, 2005.

Mr. Weeks's employment agreement, which became effective on March 30, 2000 and was amended on April 14, 2003, provides that he will serve as Senior Vice President of Finance and Controller of the Company on an "at will" basis. As amended, the agreement provides for an annual base salary, subject to periodic review and adjustment. In addition, the agreement provides that Mr. Weeks is eligible to receive an annual performance bonus with a stated target of up to 50% of his base salary, at the discretion of the Chief Executive Officer, and subject to periodic review and adjustment. Mr. Weeks also is eligible for other benefits customarily provided by the Company to its executive employees.

The employment agreement for Mr. Weeks also contains provisions regarding pay and benefits upon certain termination and Change in Control events (as such term is defined in the employment agreement) which are normally found in executive employment agreements, as well as noncompete, nonsolicitation and nondisclosure provisions. If Mr. Weeks is terminated for Cause (as such term is defined in the employment agreement) or by resignation, disability or death, he is entitled to salary through the termination date and certain benefits and payments under applicable benefit plans and policies. If Mr. Weeks is terminated without Cause, he is entitled to salary and bonus for two years in a lump sum and a COBRA cost share commitment for certain benefits for one year. Following a Change of Control, if a successor employer does not confirm assumption of the employment agreement, Mr. Weeks is entitled to salary and bonus for two years in a lump sum and a COBRA cost share commitment for certain benefits for one year.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

CAREMARK RX INC

Date: August 17, 2005.	By:	/s/ Peter J. Clemens IV
Peter J. Clemens IV
Executive Vice President and Chief Financial Officer